UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	The New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Amcor plc Annual General Meeting of Shareholders (the “Annual Meeting”) was held on November 4, 2020. As of the record date for the Annual Meeting, there were 1,568,481,519 ordinary shares entitled to vote, of which the holders of 1,115,297,947 shares were represented in person or by proxy at the Annual Meeting. The results of the items voted on at the Annual Meeting are set forth below:

1.	The shareholders elected ten directors for a one-year term each. The vote was as follows:

Director	Votes For	Votes Against	Abstains	Broker Non-Votes
Graeme Liebelt	953,648,035	120,486,848	1,047,790	40,115,274
Dr. Armin Meyer	1,041,692,132	32,543,722	946,819	40,115,274
Ronald Delia	1,068,097,899	5,668,082	1,416,692	40,115,274
Andrea Bertone	1,049,437,063	24,815,798	929,812	40,115,274
Karen Guerra	1,070,864,169	3,380,809	937,695	40,115,274
Nicholas (Tom) Long	1,041,274,462	33,044,525	863,686	40,115,274
Arun Nayar	1,064,130,210	9,669,165	1,383,298	40,115,274
Jeremy Sutcliffe	1,049,283,969	24,585,150	1,313,554	40,115,274
David Szczupak	1,071,105,782	2,761,310	1,315,581	40,115,274
Philip Weaver	1,049,515,981	24,839,268	827,424	40,115,274

2.	The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. The vote was 1,112,338,880 for, 1,603,565 against, and 1,355,502 abstentions. There were no broker non-votes.

3.	The shareholders approved, by non-binding, advisory vote, the Company’s executive compensation. The vote was 1,011,481,542 for, 58,325,831 against, and 5,375,300 abstentions. There were 40,115,274 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date November 9, 2020	/s/ Damien Clayton
	Name:	Damien Clayton
	Title:	Company Secretary